NEWS RELEASE

LUMENTUM UPDATES OUTLOOK FOR FISCAL SECOND QUARTER 2019

Milpitas, Calif., November 12, 2018 - Lumentum Holdings Inc. (“Lumentum” or the “Company”) today announced updated business outlook for its fiscal second quarter 2019 based on a recent customer development.
“We recently received a request from one of our largest Industrial and Consumer customers for laser diodes for 3D sensing to materially reduce shipments to them during our fiscal second quarter for previously placed orders that were originally scheduled for delivery during the quarter,” said Alan Lowe, President and CEO. “With our proven ability to deliver high volumes, years of experience, hundreds of millions of devices in the field, and new product and customer funnel, we remain confident in our leadership position in the nascent market for laser diodes for 3D sensing.”
Revised Net revenue, non-GAAP operating margin, and non-GAAP diluted earnings per share expectations along with the prior guidance range provided in the Company’s fiscal first quarter earnings release and earnings conference call on November 1, 2018 are provided in the table below.
Updated and prior business outlook for fiscal second quarter 2019:

	Updated Range	Prior Range
Net revenue	$335 million to $355 million	$405 million to $430 million
Non-GAAP operating margin	23.0% to 25.0%	28.0% to 30.0%
Non-GAAP diluted net income per share	$1.15 to $1.34	$1.60 to $1.75
Note: Net income per share is based on approximately 65.9 million shares outstanding on a fully diluted basis
Our projection of 65.9 million shares outstanding does not include the potentially dilutive effect of the convertible notes, as we have the ability and intent to settle the face value in cash; and therefore, we use the treasury stock method for calculating the dilutive impact of the 2024 Notes. The 2024 Notes will have an impact on our diluted earnings per share when the average price of our common stock exceeds the conversion price of $60.62. Our guidance does not include results from Oclaro or shares issued in connection with the closing of our acquisition of Oclaro as we are unable to predict the timing of the closing.
We have not provided reconciliations from GAAP to non-GAAP measures for our outlook. A large portion of non-GAAP adjustments, such as derivative liability adjustments, restructuring charges, stock-based compensation, litigation, acquisition-related costs, non-cash income tax expense and credits, and other costs and contingencies unrelated to current and future operations are by their nature highly volatile and we have low visibility as to the range that may be incurred in the future. For example, in the fiscal second quarter of 2018, we had a credit of $207.0 million primarily related to a release of a U.S. valuation allowance, which was offset by a write-down of deferred tax assets in the amount of $83.0 million due to the lower corporate tax rate enacted under the 2017 “Tax Cuts and Jobs Act” reform.

November Investor Conferences
As highlighted on our fiscal first quarter earnings conference call held on November 1, 2018, Lumentum regularly attends investor relations events and these events are listed on our website. During the month of November Alan Lowe, President and CEO, and Chris Coldren, Interim CFO, will present at two investor conferences:

•	The UBS Global Technology Conference on Monday November 12th at 12:00 pm Pacific Time in San Francisco; and

•	The Needham Networking, Communications & Security Conference on Tuesday November 13th at 9:20 am Eastern Time in New York City.
Both presentations will be available live via audio webcast, as well as archived replay, on Lumentum’s Investor Relations website at http://investor.lumentum.com under the Events and Presentations section.
About Lumentum
Lumentum (NASDAQ: LITE) is a market-leading manufacturer of innovative optical and photonic products enabling optical networking and commercial laser customers worldwide. Lumentum’s optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum’s commercial lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in Milpitas, California with R&D, manufacturing, and sales offices worldwide. For more information, visit https://www.lumentum.com/en.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include strategies and our expectations with regard to such strategies, our expectations for our markets, any anticipation or guidance as to future financial performance, including the general trends in our business and the industries in which we operate, future net revenue, earnings per share, and operating margins, and future products and customers and our position in the market. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ from those contemplated are: (a) quarter-over-quarter product mix fluctuations which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (b) continued decline of average selling prices across our businesses; (c) effects of seasonality; (d) the ability of our suppliers and contract manufacturers to meet production and delivery requirements for our forecasted demand; (e) inherent uncertainty related to global markets, including the imposition of tariffs or other duties, and the effect of such markets on demand for our products; (f) changes in customer demand; (g) our ability to attract and retain new customers, particularly in the 3D sensing market; (h) the risk that the Oclaro transaction does not close, due to the failure of one or more conditions to closing or the failure of the businesses (including personnel) to be integrated successfully after closing; (i) the risk that synergies and non-GAAP earnings accretion will not be realized or realized to the extent anticipated; (j) uncertainty as to the market value of the Lumentum shares to be issued as consideration in the Oclaro merger; (k) the risk that required governmental approvals of the Oclaro merger (including China antitrust approvals) will not be obtained or that such approvals will be delayed beyond current expectations; (l) the risk that following the Oclaro transaction, Lumentum’s financing or operating strategies will not be successful; (m) litigation in respect of Lumentum or Oclaro or the merger; and (n) disruption from the Oclaro merger making it more difficult to maintain customer, supplier, key personnel and other strategic relationships. For more information on these and other risks, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the fiscal first quarter ended September 29, 2018, filed with the Securities and Exchange Commission, in the S-4, as amended, filed by Lumentum with the Securities and Exchange Commission which was declared effective May 31, 2018, in connection with the Oclaro transaction and in the documents which are incorporated by reference therein, and in the Company’s other filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed by Lumentum with the Securities and Exchange Commission on August 28, 2018. The forward-looking statements and preliminary financial results contained in this press release are made as of the date hereof and the Company assumes no obligation to update such statements, except as required by applicable law.
No Offer or Solicitation
This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed Oclaro transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It
In connection with the proposed transaction between Lumentum Holdings Inc. (“Lumentum”) and Oclaro, Inc. (“Oclaro”), Lumentum filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which includes a proxy statement of Oclaro that also constitutes a prospectus of Lumentum. The registration statement was declared effective by the SEC on May 31, 2018, and Oclaro commenced mailing the definitive joint proxy statement/prospectus to stockholders of Oclaro on or about June 4, 2018, and the special meeting of the stockholders of Oclaro was held on July 10, 2018.
LUMENTUM AND OCLARO URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders may obtain these materials and other documents filed with the Securities and Exchange Commission free of charge at the Securities and Exchange Commission’s website, www.sec.gov. Copies of documents filed with the Securities and Exchange Commission by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by directing a written request to Lumentum Holdings Inc., Investor Relations, 400 North McCarthy Boulevard, Milpitas, CA 95035. Copies of documents filed with the Securities and Exchange Commission by Oclaro (when they become available) may be obtained free of charge on Oclaro’s website at www.oclaro.com or by directing a written request to Oclaro, Inc. Investor Relations, 225 Charcot Avenue, San Jose, CA 95131.
Use of Non-GAAP Financial Measures
In this press release, Lumentum provides investors business outlook for gross margin, operating margin, and net income (loss) per share on a non-GAAP basis. Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. Specifically, the Company believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such operating performance. However, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this press release should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Further, these non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies.
Non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share, non-GAAP gross profit, non-GAAP operating income, non-GAAP income (loss) before income taxes and non-GAAP expenses exclude (i) stock-based compensation, (ii) acquisition related costs, (iii) other charges comprised mainly of set-up costs of our Thailand facility, including costs of transferring product lines to Thailand, as well as inventory write-downs due to cancelled programs and other costs and contingencies unrelated to current and future operations, (iv) amortization of acquired developed technologies, (v) workforce related charges such as severance, retention bonuses and employee relocation costs related to formal restructuring plans, (vi) non-cash interest expense, (vii) unrealized gain (loss) on derivative liability, and (viii) non-cash income tax provision impacts, for example, a release of a U.S. valuation allowance, and the write down of deferred tax assets due to the 2017 Tax Cuts and Jobs Act. The presentation of these and other similar items in Lumentum’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Contact Information
Investors: Chris Coldren, 408-404-0606; investor.relations@lumentum.com
Press: Greg Kaufman, 408-546-4593; media@lumentum.com